UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2008

HELIOS & MATHESON NORTH AMERICA INC.

(Exact name of registrant as specified in its charter)

New York

(State or Other Jurisdiction of Incorporation)

0-22945 (Commission File Number)	13-3169913 (I.R.S. Employer Identification No.)

200 Park Avenue South, New York, New York (Address of Principal Executive Offices)	10003 (Zip Code)

Registrant’s telephone number, including area code (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

This Form 8-K/A is amending and updating a previous filing of the Company on Form 8-K filed with the Securities and Exchange Commission on June 7, 2007.

On March 18, 2008, Shmuel BenTov, the founder, Chairman of the Board, Director, President and CEO of Helios & Matheson North America Inc. (the “Company”), submitted his resignation letter to the Board of Directors (the “Board”) confirming that he would no longer serve as Chairman of the Board, Director, President, CEO or in any other capacity with the Company as of the termination of his employment agreement on March 31, 2008.

The Board has appointed Mr. Shri Jambunathan to serve as Chairman of the Board, effective April 1, 2008 and until the next Annual Shareholder’s meeting.

The Board continues its search for a replacement CEO, evaluating both internal and external candidates. The Board expects to announce its decision as soon as the results of its search are completed.

Effective upon Mr. BenTov’s resignation, the Board has resolved to reduce the current size of the Board to five members, eliminating two positions on the Board that will be vacant due to the previous departure of Mr. Shankar Ram and the pending departure of Mr. Shmuel BenTov.

A copy of Mr. BenTov’s resignation letter is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT 99.1	BENTOV RESIGNATION LETTER, DATED MARCH 18, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS & MATHESON NORTH AMERICA INC.

By:	/s/ Sal Quadrino
Chief Financial Officer

Date: March 20, 2008

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	BENTOV RESIGNATION LETTER, DATED MARCH 18, 2008